                                                             L&W DRAFT 7/17/97
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                            DECISIONONE CORPORATION





                    ___% SENIOR SUBORDINATED NOTES DUE 2007



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                                   INDENTURE


                         Dated as of August ___, 1997


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                              FLEET NATIONAL BANK
                                    TRUSTEE
                     ------------------------------------









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                               TABLE OF CONTENTS

                                                                                                       Page
ARTICLE 1                      DEFINITIONS AND INCORPORATION BY REFERENCE..............................  1
     Section 1.01.             Definitions.............................................................  1
     Section 1.02.             Other Definitions. ..................................................... 17
     Section 1.03.             Incorporation By Reference of Trust Indenture Act....................... 17
     Section 1.04.             Rules of Construction................................................... 18
     Section 1.05.             Compliance Certificates and Opinions.................................... 18
     Section 1.06.             Form of Documents Delivered To Trustee.................................. 19
     Section 1.07.             Acts of Holders......................................................... 20

ARTICLE 2                      THE NOTES............................................................... 21
     Section 2.01.             Form and Dating......................................................... 21
     Section 2.02.             Execution and Authentication............................................ 21
     Section 2.03.             Registrar and Paying Agent.............................................. 21
     Section 2.04.             Paying Agent to Hold Money in Trust..................................... 22
     Section 2.05.             Lists of Holders of the Notes........................................... 22
     Section 2.06.             Transfer and Exchange................................................... 22
     Section 2.07.             Replacement Notes....................................................... 23
     Section 2.08.             Outstanding Notes....................................................... 23
     Section 2.09.             Treasury Notes.......................................................... 24
     Section 2.10.             Temporary Notes......................................................... 24
     Section 2.11.             Cancellation............................................................ 24
     Section 2.12.             Defaulted Interest...................................................... 24
     Section 2.13.             Record Date............................................................. 25
     Section 2.14.             CUSIP Number............................................................ 25
     Section 2.15.             Computation of Interest................................................. 25

ARTICLE 3                      REDEMPTION AND PREPAYMENT............................................... 25
     Section 3.01.             Election to Redeem; Notice to Trustee................................... 25
     Section 3.02.             Selection by Trustee of Notes to Be Redeemed............................ 25
     Section 3.03.             Notice of Redemption.................................................... 26
     Section 3.04.             Effect of Notice of Redemption.......................................... 27
     Section 3.05.             Deposit of Redemption Price............................................. 27
     Section 3.06.             Notes Payable on Redemption Date........................................ 27
     Section 3.07.             Notes Redeemed in Part.................................................. 27
     Section 3.08.             Optional Redemption..................................................... 27
     Section 3.09.             Mandatory Redemption.................................................... 28
     Section 3.10.             Offer to Purchase by Application of Excess Proceeds..................... 28

ARTICLE 4                      COVENANTS............................................................... 30
     Section 4.01.             Payment of Principal, Premium and Interest.............................. 30
     Section 4.02.             Maintenance of Office or Agency......................................... 30
     Section 4.03.             Money for Payments to Be Held In Trust.................................. 31
     Section 4.04.             Reports................................................................. 32
     Section 4.05.             Statement as to Compliance; Notice of Default........................... 33
     Section 4.06.             Payment of Taxes and Other Claims....................................... 33
     Section 4.07              Stay, Extension and Usuary Laws..........................................34
     Section 4.08.             Corporate Existence..................................................... 34
     Section 4.09.             Offer to Repurchase Upon Change of Control.............................. 34
     Section 4.10.             Asset Sales............................................................. 36
     Section 4.11.             Limitation on Restricted Payments....................................... 37




                                                    i


     Section 4.12.             Limitation on Incurrence of Indebtedness and Issuance of
                               Preferred Stock......................................................... 42
     Section 4.13.             Transactions with Affiliates............................................ 44
     Section 4.14.             Dividend and Other Payment Restrictions Affecting Subsidiaries.......... 45
     Section 4.15.             Limitations on Guarantees of Indebtedness by Restricted Subsidiaries.... 45
     Section 4.17              Sale and Leaseback Transactions......................................... 46
     Section 4.18              Anti-Layering........................................................... 46
     Section 4.19              Sales of Accounts Receivables........................................... 47

ARTICLE 5                      SUCCESSORS ..............................................................47
     Section 5.01.             Merger, Consolidation, or Sale of All or Substantially All Assets....... 47
     Section 5.02.             Successor Corporation Substituted....................................... 48

ARTICLE 6                      DEFAULTS AND REMEDIES ...................................................48
     Section 6.01.             Events of Default and Notice Thereof.................................... 48
     Section 6.02.             Acceleration............................................................ 50
     Section 6.03.             Other Remedies.......................................................... 50
     Section 6.04.             Waiver of Past Defaults................................................. 50
     Section 6.05.             Control by Majority.               ..................................... 51
     Section 6.06.             Limitation on Suits..................................................... 51
     Section 6.07.             Rights of Holders of Notes to Receive Payment........................... 51
     Section 6.08.             Collection Suit by Trustee.............................................. 51
     Section 6.09.             Trustee May File Proofs of Claim........................................ 51
     Section 6.10.             Priorities.............................................................. 52
     Section 6.11.             Undertaking for Costs................................................... 52

ARTICLE 7                      TRUSTEE................................................................. 53
     Section 7.01.             Duties of Trustee....................................................... 53
     Section 7.02.             Rights of Trustee....................................................... 54
     Section 7.03.             Individual Rights of Trustee............................................ 54
     Section 7.04.             Trustee's Disclaimer.....................................................54
     Section 7.05.             Notice of Defaults...................................................... 55
     Section 7.06.             Reports by Trustee to Holders of the Notes.............................. 55
     Section 7.07.             Compensation and Indemnity.............................................. 55
     Section 7.08.             Replacement of Trustee.................................................. 56
     Section 7.09.             Successor Trustee by Merger, etc........................................ 57
     Section 7.10.             Eligibility; Disqualification........................................... 57
     Section 7.11.             Preferential Collection of Claims Against the Company................... 57
     Section 7.12.             Rights of Holders with Respect to Time Method and Place................. 57

ARTICLE 8                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................ 57
     Section 8.01.             Option to Effect Defeasance or Covenant Defeasance...................... 57

     Section 8.02.             Legal Defeasance and Discharge.......................................... 57
     Section 8.03.             Covenant Defeasance..................................................... 58
     Section 8.04.             Conditions to Defeasance or Covenant Defeasance......................... 58
     Section 8.05.             Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                               Miscellaneous Provisions................................................ 59
     Section 8.06.             Repayment to Company.................................................... 60
     Section 8.07.             Reinstatement........................................................... 60

ARTICLE 9                      AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01.             Without Consent of Holders of Notes..................................... 61
     Section 9.02.             With Consent of Holders of Notes........................................ 61
     Section 9.03.             Compliance with TIA..................................................... 63
     Section 9.04.             Revocation and Effect of Consents....................................... 63
     Section 9.05.             Notation on or Exchange of Notes........................................ 63

ARTICLE 10                     SUBORDINATION........................................................... 63
     Section 10.01.            Agreement to Subordinate................................................ 63
     Section 10.02.            Liquidation; Dissolution; Bankruptcy.................................... 64
     Section 10.03.            Default on Designated Senior Debt....................................... 64
     Section 10.04.            Acceleration of Securities.............................................. 65
     Section 10.05.            When Distribution Must Be Paid Over..................................... 65
     Section 10.06.            Notice by Company....................................................... 66
     Section 10.07.            Subrogation............................................................. 66
     Section 10.08.            Relative Rights......................................................... 66
     Section 10.09.            Subordination May Not Be Impaired by Company............................ 66
     Section 10.10.            Distribution or Notice to Representative................................ 66
     Section 10.11.            Rights of Trustee and Paying Agent...................................... 67
     Section 10.12.            Authorization to Effect Subordination................................... 67
     Section 10.13.            No Waiver of Subordination Provisions................................... 67
     Section 10.14.            Certain Definitions..................................................... 68

ARTICLE 11                     SATISFACTION AND DISCHARGE ..............................................68
     Section 11.01             Satisfaction and Discharge of Indenture................................. 68
     Section 11.02             Application of Trust  Money............................................. 69

ARTICLE 12                     MISCELLANEOUS ...........................................................69
     Section 12.01.            Conflict of Any Provision of Indenture with TIA......................... 69
     Section 12.02.            Notices................................................................. 69
     Section 12.03.            Communication by Holders of Notes with Other Holders of Notes........... 70
     Section 12.04.            Certificate and Opinion as to Conditions Precedent...................... 70
     Section 12.05.            Legal Holidays.......................................................... 71
     Section 12.06.            No Personal Liability of Directors, Officers, Employees and Stockholders. 71
     Section 12.07.            Governing Law........................................................... 71

     Section 12.08.            No Adverse Interpretation of Other Agreements........................... 71
     Section 12.09.            Successors and Assigns.................................................. 71
     Section 12.10.            Severability............................................................ 71
     Section 12.11.            Counterpart Originals................................................... 72
     Section 12.12.            Table of Contents, Headings, etc........................................ 72



                                                 EXHIBITS

A                 Form of Note
B                 Form of Supplemental Indenture to be Delivered by Guarantors

                            CROSS-REFERENCE TABLE*

         Trust Indenture                                      Indenture
         ---------------                                      ---------
         Section
         -------
         Act Section
         -----------
         310(a)(1)............................................    7.10
              (a)(2)..........................................    7.10
              (a)(3)..........................................    N.A.
              (a)(4)..........................................    N.A.
              (a)(5)..........................................    7.10
              (b).............................................    7.10
              (c).............................................    N.A.
         311(a)...............................................    7.11
              (b).............................................    7.11
              (c).............................................    N.A.
         312(a)...............................................    11.03
              (b).............................................    11.03
              (c).............................................    11.03
         313(a)...............................................    7.06
              (b)(1)..........................................    N.A.
              (b)(2)..........................................    7.06; 7.07
              (c).............................................    7.06; 10.02
              (d).............................................    7.06
         314(a)...............................................    4.04; 11.02
              (b).............................................    N.A.
              (c)(1)..........................................    11.04
              (c)(2)..........................................    11.04
              (c)(3)..........................................    N.A.
              (d).............................................    N.A.
              (f).............................................    N.A.
         315(a)...............................................    7.01
              (b).............................................    7.05; 11.02
              (c).............................................    7.01
              (d).............................................    7.01
              (e).............................................    6.11
         316(a)(last sentence)................................    2.09
              (a)(1)(A).......................................    6.05
              (a)(1)(B).......................................    6.04
              (a)(2)..........................................    N.A.
              (b).............................................    6.07
         317(a)(1)............................................    6.08
              (a)(2)..........................................    6.09
              (b).............................................    2.04
         318(a)...............................................    11.01
              (b).............................................    N.A.
              (c).............................................    11.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

         INDENTURE dated as of August ___, 1997 between DecisionOne Corporation, a Delaware corporation (the "Company"), and Fleet National Bank, as trustee (the "Trustee"). The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Senior Subordinated Notes due 2007 (the "Notes").


                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

         Set forth below are certain defined terms used in this Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Accounts Receivable Subsidiary" means any newly created, Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Board of Directors of the Company as an Accounts Receivables Subsidiary pursuant to a Board Resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such designation with a book value not exceeding $500,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing,
(iv) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, other than pursuant to
(I) representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Company or any Restricted Subsidiary that is permitted to be incurred pursuant to the covenant described in Section 4.12 hereof, or (b) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to the covenant described in Section 4.12 hereof, (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable in accordance with the covenant described in Section 4.20 hereof and fees payable in the ordinary course of business in connection with servicing accounts receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable to such Accounts Receivable Subsidiary in accordance with the covenant described in Section 4.20 hereof or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such Person.

         "Adjusted Consolidated Net Income" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in calculating Consolidated Net Income, the sum of (i) 100% of the aggregate amortization of intangibles plus, with respect to the Company, up to $25.0 million arising from any write-off of intangibles reflected on the Company's balance sheet as of March 31, 1997 for such period of such Person and its Restricted Subsidiaries less any tax benefit recorded by such Person as a result of such amortization, (ii) 100% of non-cash compensation expense for such period incurred by such Person and its Restricted Subsidiaries related to stock options or other Equity Interests granted to the employees or directors of such Person and its Restricted Subsidiaries, (iii) expenses and charges of the Company related to the Merger which are paid, taken or otherwise accounted for within 90 days of the consummation of the Merger and (iv) 100% of any loss realized in connection with the extinguishment of Indebtedness pursuant to the Intercompany Loan.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business or (B) sales of accounts receivables to the Accounts Receivables Subsidiary in accordance with
Section 4.20 hereof (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.09 hereof and/or
Section 5.01 hereof and not by the provisions of Section 4.10 hereof); and
(ii) the issue by any Restricted Subsidiary of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of clauses (i) and (ii), whether in a single transaction or series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (3) a Restricted Payment that is permitted by Section 4.11 hereof,
(4) the sale and leaseback of any assets within 90 days of the acquisition of such assets, (5) foreclosures on assets and (6) a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be Asset Sales.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board of directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business" shall have the meaning assigned to such term in Article 11, Rule 11-01(d) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means, (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution or any lender under the New Credit Facility, (iii) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

         "Change of Control" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals and their Related Parties; (ii) the adoption of a plan for the liquidation or dissolution of the Company; (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either (1) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly through one or more Subsidiaries, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction or (2) if, immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (such other Person, the "Holding Company"), then the "beneficial owners" (as defined above) of the Voting Stock of such Holding Company immediately prior to such transaction own, directly or indirectly through one or more Subsidiaries, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction; (iv) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above) other than the Principals and their Related Parties becomes the "beneficial owner" (as defined above) of more than 50% of the voting power of the Voting Stock of the Company or any Holding Company of the Company or (v) the first day on which a majority of the members of the Board of Directors of the Company or any Holding Company of the Company are not Continuing Directors.

         "Closing Date" means the closing date of the sale and original issuance of the Notes under this Indenture.

         "Commission" means the Securities and Exchange Commission.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income, (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) Fixed Charges of such Person for such period, (iii) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents (x) an accrual of or reserve for cash charges in any future period,
(y) amortization of a prepaid cash expense that was paid in a prior period or
(z) amortization attributable to rotable inventory which has been capitalized in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, (iv) any net loss realized in connection with any Asset Sale and any extraordinary or non-recurring loss, in each case, on a consolidated basis determined in accordance with GAAP and (v) expenses and charges of the Company related to the Merger which are paid, taken or otherwise accounted for within 90 days of the consummation of the Merger. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of: (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense) and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof in cash, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to, the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles, shall be excluded, and (iv) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or any Holding Company of the Company who (i) was a member of such Board of Directors immediately after consummation of the Merger, including the Offering and the application of the net proceeds thereof, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or any successor Continuing Directors appointed by such Continuing Directors (or their successors).

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Designated Preferred Stock" means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of Section 4.11 hereof.

         "Designated Senior Debt" means (i) so long as Indebtedness is outstanding pursuant to the New Credit Facility, all such Indebtedness incurred under the New Credit Facility and, thereafter, (ii) any other Senior Debt or Guarantor Senior Debt permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Disqualified Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of such Person subject to the terms of any debt instrument to which such Person is a party), or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to _________, 2007; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to S&P or "P-2" or higher according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any (i) issuance of common stock or preferred stock by the Company (other than to Holdings and other than Disqualified Stock) or Holdings (other than Disqualified Stock) that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 under the Securities Act and issuances registered on Form S-4 under the Securities Act, and (ii) any private issuance of common stock or preferred stock by the Company (other than to Holdings and other than Disqualified Stock) or Holdings (other than Disqualified Stock), excluding, in the case of clauses (i) and
(ii) above, issuances of common stock pursuant to employee benefit plans of Holdings or the Company or otherwise as compensation to employees of the Company or Holdings.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of this Indenture until such amounts are repaid.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or uch issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above,

(i) the Consolidated Cash Flow of the Company shall include (a) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the latest four-quarter period for which consolidated internal financial statements of the Company are available as derived from such financial statements plus or minus (b) with respect to any Business or Qualified Contracts that have been acquired by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, after the first day of the applicable four-quarter period and prior to the Calculation Date, the result of (1) the Consolidated Cash Flow of such Business or Qualified Contracts for the most recent three-month period prior to such acquisition for which internal financial statements in respect of such acquired Business or Qualified Contracts are available times four multiplied by (2) a fraction the numerator of which is 365 minus the number of days during the relevant four-quarter period for which the results of operations of such Business or Qualified Contracts were included in clause (a) of this sentence and the denominator of which is 365, (ii) the acquisition of any Business or Qualified Contracts that has been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions after the first day of the applicable four-quarter period and on or prior to the Calculation Date shall give pro forma effect to financing transactions (including the incurrence of Acquired
Debt) in connection with the acquisition of such Business or Qualified Contracts, as if such acquisition had occurred at the beginning of the applicable reference period, and (iii) the Consolidated Cash Flow and expenses attributable to discontinued operations as determined in accordance with GAAP, and operations, Businesses and Qualified Contracts disposed of prior to the Calculation Date shall be excluded. For purposes of the foregoing clause (i), the Consolidated Cash Flow attributable to any Business or Qualified Contracts acquired by the Company or any Restricted Subsidiary of the Company shall be calculated utilizing the actual revenues attributable to such Business or Qualified Contracts for the applicable period and the expenses that would have been attributable to such Business or Qualified Contracts had the Company acquired such Business or Qualified Contracts at the beginning of the applicable period, as determined in good faith by the Company, taking into account the Company's historical expenses in connection with the provision of similar services for similar equipment under similar contracts. If since the beginning of the applicable four-quarter period any Person (that subsequently becomes a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made or engaged in any Investment, disposition of operations, Businesses or Qualified Contracts, or merger or consolidation, or shall have discontinued any operations or acquired any Business or Qualified Contracts that would have required adjustment pursuant to this definition had such Person been a Restricted Subsidiary at the time of such Investment, disposition, merger, consolidation, discontinued operation or acquisition, then "Consolidated Cash Flow" shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the Consolidated Interest Expense of such Person for such period and (ii) any interest expense on Indebtedness of another Person that is guaranteed by the referent Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iii) the product of (a) all cash dividend payments of the Company and any Guarantor on any series of preferred stock of the Company or such Guarantor times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the date of this Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantor" means any Restricted Subsidiary that shall have guaranteed, pursuant to a supplemental indenture and the requirements therefor set forth in this Indenture, the payment of all principal of, and interest and premium, if any, on, the Notes and all other amounts payable under the Notes or this Indenture, which guarantee shall be subordinate to all Senior Debt and pari passu with or senior to all other Indebtedness of such Restricted Subsidiary.

         "Guarantor Senior Debt" means, with respect to any Guarantor, (i) all Obligations of such Guarantor outstanding under the New Credit Facility and all Hedging Obligations payable to a lender under the New Credit Facility or any of its affiliates, including, without limitation, in each case, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition in bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (ii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Guarantor and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by such Guarantor or any of its Subsidiaries, (b) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates, (c) any accounts payable or trade liabilities arising in the ordinary course of business (including instruments evidencing such liabilities) other than obligations in respect of bankers' acceptances and letters of credit under the New Credit Facility, (d) any Indebtedness that is incurred in violation of this Indenture, (e) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, (f) any Indebtedness, guarantee or obligation of such Guarantor which is subordinate or junior to any other Indebtedness, guarantee or obligation of such Guarantor, (g) Indebtedness evidenced by the Subsidiary Guarantee of such Guarantor and (h) Capital Stock of such Guarantor.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Holdings" means DecisionOne Holdings Corp., a Delaware corporation, the corporate parent of the Company, or its successors.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case, if held by any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Sale" means (i) the first transaction after the commencement of any accounts receivable financing arrangement in which accounts receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary and (ii) the first transaction following any amendment to any such arrangement pursuant to which the class of eligible receivables to be purchased pursuant to such arrangement is expanded in which such expanded class of accounts receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary.

         "Intercompany Note" means the note issued by Holdings to the Company on the Closing Date to evidence the loan by the Company to Holdings of $_____ million of the proceeds of the Offerings which proceeds, together with dividends to Holdings will fund the merger consideration and costs and expenses in connection therewith.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.11 hereof.

         "Investors' Agreement" means the investors' agreement, dated as of ___________, 1997, among DLJ Merchant Banking Partners II, L.P. and affiliated funds, a limited number of institutional investors and certain members of management of Holdings and the Company, as amended from time to time.

         "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest).

         "Management Loans" means one or more loans by the Company or Holdings to officers and/or directors of the Company and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Holdings; provided, however, that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed $10.0 million.

         "Merger" means the merger of Quaker Holdings Corp., a Delaware corporation, with and into Holdings, with Holdings continuing as the surviving corporation.

         "Moody's" means Moody's Investor Services, Inc.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), and (iii) with respect to the

Company, the after-tax amount of any interest income with respect to the Intercompany Note.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness of the Company or any Restricted Subsidiary referred to in clause (a) of the second paragraph of
Section 4.10 hereof secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Credit Facility" means that certain credit agreement, dated as of ___________, 1997, by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, DLJ Capital Funding, Inc., as syndication agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced refinanced from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness thereunder or increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties.

         "Non-Recourse Debt" means Indebtedness (i) no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; provided, however, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

         "Notes" means the Company's ___% Senior Subordinated Notes due 2007 issued in compliance with this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering and sale of the Notes by the Company pursuant to a prospectus, dated as of ________, 1997, contained or incorporated in the Registration Statement.

         "Offerings" means the Offering and the concurrent offering by Quaker Holding Co., a Delaware corporation, of units consisting of ___% Senior Discount Debentures due 2008 and warrants to purchase shares of common stock of Holdings pursuant to a prospectus, dated as of _____________, 1997, contained or incorporated in a Registration Statement on Form S-1 (No. 333-28539) filed with the Commission on June 3, 1997 and all exhibits, schedules and amendments thereto.

         "Officer" means the Chairman of the Board, the President, any Vice President or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in Section 1.05 hereof.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

         "Other Qualified Notes" means any outstanding Indebtedness that ranks pari passu in right of payment with the Notes issued pursuant to an indenture or other agreement, in either case, having a provision substantially similar to the provision contained in Section 4.10 hereof.

         "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment to the Notes or any Subsidiary Guarantee.

         "Permitted Business" means the equipment maintenance or support services business or any business reasonably ancillary or related thereto.

         "Permitted Investments" means (i) Investments in the Company or in a Restricted Subsidiary of the Company, (ii) Investments in cash or Cash Equivalents, (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) Investments in accounts and notes receivable acquired in the ordinary course of business, (v) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.10 hereof, (vi) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business, (vii) any guarantees permitted to be made pursuant to
Section 4.12 hereof, (viii) Investments in any Accounts Receivable Subsidiary made in connection with the formation of Accounts Receivable Subsidiary or received in consideration of sales of accounts receivable, in each case, in accordance with Section 4.20 hereof, (ix) the Intercompany Note and (x) the Management Loans.

         "Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company or relevant Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior
Debt) or Guarantor Senior Debt (and any debt securities issued in exchange for Guarantor Senior Debt), as applicable, to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to this Indenture.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accredit value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated or pari passu in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (v) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principals" means DLJ Merchant Banking, Inc., DLJ Offshore Partners II C.V., DLJ Diversified Partners, L.P. DLJMB Funding II, Inc., UK Investment Plan 1997 Partners and DLJ First ESC LLC and each of their respective Affiliates.

         "Qualified Contract" means any contract for the provision of computer maintenance and/or technology support services with respect to which the Company and its Restricted Subsidiaries have not received notice that the counterparty to such contract intends to terminate such contract prior to the expiration of its term or not to renew such contract at the end of its term.

         "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (a) such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

         "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any receivables financing permitted pursuant to Section 4.20 hereof.

         "Registration Statement" means the Registration Statement (No. 333-28411) on Form S-1 relating to the Notes filed with the Commission on June 3, 1997 and all exhibits, schedules and amendments thereto.

         "Related Party" means, with respect to the Principals, (i) any controlling stockholder or partner of any Principal on the date of this Indenture, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (i) or (ii).

         "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P"  means Standard & Poor's Ratings Group.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Debt" means (i) all Obligations of the Company outstanding under the New Credit Facility and all Hedging Obligations payable to a lender under the New Credit Facility or any of its affiliates, including, without limitation, in each case, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries,
(b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (c) any accounts payable or trade liabilities arising in the ordinary course of business (including instruments evidencing such liabilities) other than obligations in respect of bankers' acceptances and letters of credit under the New Credit Facility, (d) any Indebtedness that is incurred in violation of this Indenture, (e) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (f) any Indebtedness, guarantee or obligation of the Company which is subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company, (g) Indebtedness evidenced by the Notes and (h) Capital Stock of the Company.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Specified Agreements" means the Investors' Agreement and the Tax Sharing Agreement.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor which is expressly by its terms subordinated in right of payment to the Notes or any Subsidiary Guarantee.

         "Subordinated Note Obligations" means all Obligations with respect to the Notes, including, without limitation, principal, premium (if any) and interest payable pursuant to the terms of the Notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of recision or other rights of action (including claims for damages) or otherwise.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of the Company or any of its other Subsidiaries.

         "Subsidiary Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture pursuant to a supplemental indenture substantially in the form attached hereto as Exhibit B.

         "Tax Sharing Agreement" means the tax sharing agreement, dated as of ______________, 1997, among the Company, Holdings and the Company's Subsidiaries on the date of this Indenture, as amended from time to time.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels, of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.11 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under
Section 4.12 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.12 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

Term                                                              Defined in
                                                                   Section
"Act"..........................................................      1.07
"Affiliate Transaction"........................................      4.13
"Asset Sale Offer".............................................      3.09
"Change of Control Offer"......................................      4.09
"Change of Control Payment"....................................      4.09
"Change of Control Payment Date"...............................      4.09
"Covenant Defeasance"..........................................      8.03
"distribution".................................................     10.14
"Event of Default".............................................      6.01
"Excess Proceeds"..............................................      4.10
"Financier"....................................................      4.19
"Guaranteed Debt"..............................................      4.15
"incur"........................................................      4.12
"Legal Defeasance".............................................      8.02
"Offer Amount".................................................      3.09
"Offer Period".................................................      3.09
"Paying Agent".................................................      2.03
"payment"......................................................     10.14

"Payment Blockage Notice"......................................     10.03
"Payment Default"..............................................      6.01
"Permitted Debt"...............................................      4.12
"Purchase Date.................................................      3.09
"Promissory Note"..............................................      4.19
"Registrar"....................................................      2.03
"Restricted Payments"..........................................      4.11
"Successor Company"............................................      5.01


SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company and any successor obligors upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

SECTION 1.05. COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion (other than the certificates required by Section 4.05(a) hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA 314(e) and shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.06. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.07. ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by a register kept by the Registrar.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a

Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

         If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.


                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01. FORM AND DATING

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

         One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

         The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

         The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent") within the City of and the State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments with respect to Notes represented by one or more permanent global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05. LISTS OF HOLDERS OF THE NOTES.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

         When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption or purchase under Section 3.01 hereof and ending at the close of business on the day of selection, (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
(iii) register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

         No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

         Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07. REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and the ownership thereof, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the

Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

         Every replacement Note is an additional Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Notes duly issued hereof.

SECTION 2.08. OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. If a
Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09. TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10. TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11. CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders, at their addresses as they appear on the register of Notes maintained by the Registrar, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. RECORD DATE.

         The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

SECTION 2.14. CUSIP NUMBER.

         The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15. COMPUTATION OF INTEREST.

         Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Notes pursuant to Section
3.08 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 but not more than 60 days prior to the redemption date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee for its convenience), notify the Trustee pursuant to an Officers' Certificate of (i) such redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the clause of this Indenture pursuant to which the redemption shall occur.

SECTION 3.02. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part.

         The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.03. NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.10 hereof, notice of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

         All notices of redemption shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, the principal amount) of the particular Notes to be redeemed;

                  (d) that on the redemption date the redemption price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the redemption price) interest thereon shall cease to accrue on or after said date;

                  (e) the places or places where such Notes are to be surrendered for payment of the redemption price;

                  (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (g)      the CUSIP number, if any, relating to such Notes, and

                  (h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the redemption date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Sections 3.03,
3.10 or 4.09 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

         On or prior to any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03 hereof) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable redemption date) sufficient to pay the redemption price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

SECTION 3.06. NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price together with accrued interest to the redemption date.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the redemption date at the rate borne by such Note.

SECTION 3.07. NOTES REDEEMED IN PART.

         Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 4.02 hereof (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unpurchased or unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

SECTION 3.08. OPTIONAL REDEMPTION.

         (a) Except as described in this Section 3.08, the Notes will not be redeemable at the Company's option prior to _____________, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on _____________ of each of the years indicated below:

YEAR                                                    Redemption
                                                          Price

2002...................................................  [      ]%
2003...................................................  [      ]%
2004...................................................  [      ]%
2005 and thereafter....................................  100.000%


         In addition, prior to _________, 2000, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to ____% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date, with the net cash proceeds of one or more Equity Offerings by
(i) the Company or (ii) Holdings to the extent the net cash proceeds thereof are contributed to the Company as a capital contribution to the common equity of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption shall occur within 90 days of the date of the closing of each such Equity Offering.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

SECTION 3.09. MANDATORY REDEMPTION.

         Except as set forth under Sections 4.09 and 4.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.10. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

         If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a)      that the Asset Sale Offer is being made pursuant to this
                  Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b)      the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the end of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the third Business Day preceding the end of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the

                  Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall, irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest thereon to the Purchase Date, to be held for payment in accordance with the terms of this Section 3.10. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest, thereon to the Purchase Date, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall send a notice to each Holder stating the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain, in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or recession shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recession and any change in the location of any such office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes represented by one or more permanent global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at the request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.04. REPORTS.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.05. STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date of this Indenture, an Officers' Certificate stating whether, to such Officers' knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by
Section 4.07 hereof were computed, which calculations may be based on the Company's latest financial statements), and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or premium, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered pursuant to Section 4.04(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company or any Restricted Subsidiary, deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

SECTION 4.06. PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and
(b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 4.07. STAY, EXTENSION, USURY LAWS.

         The Company and each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law whatever enacted, now or at any time hereafter in force, that may affect that covenants or the performance of this Indenture; and the Company and each Guarantor, if any, (to the extent that it may lawfully do so) hereby waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08. CORPORATE EXISTENCE.

         Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary of the Company and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial conditions or results of operations of the Company and the Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP; provided that prior to the occurrence and continuance of an Event of Default, the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company shall determine and deliver to the Trustee an Officers' Certificate to the effect that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.09. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under this Indenture, with a copy to the Trustee, with the following statements and/or information:


                  (1) a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

                  (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date");

                  (3) any Note not properly tendered will remain outstanding and continue to accrue interest;

                  (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

                  (5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (c) Prior to complying with the provisions of this Section 4.09, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Debt, or offer to repay in full all outstanding Senior Debt and repay the Senior Debt with respect to which such offer has been accepted, or obtain the requisite consents, if any, under all outstanding Senior Debt to permit the repurchase of the Notes required by this
Section 4.09.

         (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (f) The Change of Control provisions described in this Section 4.09 will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.10. ASSET SALES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board of Resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (I) cash or Cash Equivalents or (II) property or assets that are used or useful in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities of the Company that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, will be deemed to be cash for purposes of this provision; provided further, that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

         Within 365 days after the Company's or any Restricted Subsidiary's receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary shall apply such Net Proceeds (a) to permanently reduce Indebtedness under Senior Debt or Guarantor Senior Debt (and to correspondingly reduce commitments with respect thereto), to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor or Pari Passu Indebtedness (provided that if the Company shall so repay Pari Passu Indebtedness, it will equally and ratably reduce Indebtedness under the Notes if the Notes are then redeemable or, if the Notes may not be then redeemed, the Company shall make an offer pursuant to Section 3.10 hereof to purchase at 100% of the principal amount thereof the amount of Notes that would otherwise be redeemed or (b) to an investment in property, capital expenditures or assets that are used or useful in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.11. LIMITATION ON RESTRICTED PAYMENTS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

         (b) immediately after giving effect to such transaction on a pro forma basis, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof, and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses
(i) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause
(c)), (ii), (iii), (v), (vi), (vii), (viii), (x), (xi), (xii), (xv) and (xvii)
of the next succeeding paragraph), is less than the sum of (1) 50% of the Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first calendar month commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Adjusted Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (2) 100% of the Qualified Proceeds received by the Company since the date of this Indenture from contributions to the Company's capital or the issue or sale since the date of the this Indenture of Equity Interests of the Company or of convertible debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities) sold to a Subsidiary of the Company and other than Designated Preferred Stock, Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (3) the amount equal to the net reduction in Investments in Persons after the date of this Indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from (x) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to the Company or any Restricted Subsidiary from such Persons, (y) Qualified Proceeds received upon the sale or liquidation of such Investment and (z) the redesignation of Unrestricted Subsidiaries (other than any Unrestricted Subsidiary designated as such pursuant to clause (ix) or (xvi) of the following paragraph) whose assets are used or useful in, or which is engaged in one or more Permitted Businesses as Restricted Subsidiaries (valued (proportionate to the Company's equity interest in such Subsidiary) at the fair market value of the net assets of such Subsidiary at the time of such redesignation) not to exceed, in the case of clauses (x), (y) and (z), the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person, which amount was a Restricted Payment, plus (4) all cash payments received after the date of this Indenture by the Company from Holdings with respect to the Intercompany Note; provided that no proceeds received by the Company from the issue or sale of any Equity Interests of the Company will be counted in determining the amount available for Restricted Payments under this clause (c) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests or Subordinated Indebtedness of the Company pursuant to clauses (ii) and (iv) of the next succeeding paragraph.

         The foregoing provisions shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or Subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

                  (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or Holdings held by any member of the Company's or any of the Company's Restricted Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement and any dividend to Holdings to fund any such repurchase, redemption or acquisition; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (I) $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (II)) of $10.0 million in any calendar year) plus (II) the aggregate cash proceeds received by the Company during such calendar year from any reissuance of Equity Interests by Holdings or the Company to members of management of the Company and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; provided further that the aggregate cash proceeds referred to in clause (II) above shall be excluded from clause (c)(2) of the preceding paragraph;

                  (v) the payment of dividends or the making of loans or advances by the Company to Holdings not to exceed $2.0 million in any fiscal year for costs and expenses incurred by Holdings in its capacity as a holding company or for services rendered by Holdings on behalf of the Company;

                  (vi) the payment of dividends by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if (A) such dividend is paid pro rata to all holders of such class of common stock and (B) at least 51% of such class of common stock is held by the Company or one or more of its Restricted Subsidiaries;

                  (vii) the repurchase of any class of common stock of a Restricted Subsidiary if (A) such repurchase is made pro rata with respect to such class of common stock and (B) at least 51% of such class of common stock is held by the Company or one or more of its Restricted Subsidiaries;

                  (viii) payments to Holdings (A) pursuant to the Tax Sharing Agreement as in effect on the date of this Indenture and (B) pursuant to the Tax Sharing Agreement as amended from time to time; provided however; that in no event shall the amount permitted to be paid pursuant to this clause (viii) (B) exceed the amount the Company would be required to pay for income taxes were it to file a consolidated tax return for itself and its consolidated Restricted Subsidiaries;

                  (ix) any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (ix) since the date of this Indenture, does not exceed $30.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (ix), either as a result of (A) the repayment or disposition thereof for cash or (B) as a result of the redesignation of an

         Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionate to the Company's equity interest in such Subsidiary at the time of such redesignation) at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clause (A) and (B), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (ix); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Investment;

                  (x) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Guarantor issued after the date of this Indenture in accordance with the covenant described in Section 4.14 hereof; provided that no Default or Event of Default shall have occurred and be continuing immediately after such declaration or payment;

                  (xi) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

                  (xii) (A) payments made by the Company in respect of statutory appraisal rights (and any settlement thereof) and (B) payments made by the Company to fund the cash consideration payable in the Merger (including pursuant to statutory appraisal rights and any settlement thereof) to security holders of Holdings (including without limitation, the Cash Merger Consideration, the Option Cash Proceeds and the Warrant Cash Proceeds (each as defined in the Registration Statement)) and fees and expenses of the Company and Holdings in connection with the Merger and (C) dividends to Holdings for any such payments referred to in clause (B);

                  (xiii) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings outstanding on the date of this Indenture and which are not held by the Principals or any member of management of Holdings or any Subsidiary of Holdings on the date of this Indenture (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any Equity Interests issued pursuant to any management equity plan or stock option plan or similar agreement), provided that the aggregate Restricted Payments made under this clause (xiii) shall not exceed $40.0 million, provided further that prior to the first anniversary of the consummation of the Merger, the aggregate amount of Restricted Payments made under this clause (xiii) shall not exceed $20.0 million, provided further that notwithstanding the foregoing proviso, the Company shall be permitted to make Restricted Payments under this clause (xiii) only if after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof; provided that no

         Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

                  (xiv) the payment of dividends on the Company's common stock, following the first public offering of the Company's or Holdings' common stock after the date of this Indenture, of up to 6.0% per annum of (A) the net proceeds received by the Company from such public offering of its common stock or (B) the net proceeds received by the Company from such public offering of Holdings' common stock as common equity or preferred equity (other than Disqualified Stock), other than, in each case, with respect to public offerings with respect to the Company's or Holdings' common stock registered on Form S-8; provided that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends;

                  (xv) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the date of this Indenture; provided, however, immediately after the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof.

                  (xvi) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (xvi) since the date of this Indenture, does not exceed $20.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (xvi) either as a result of (A) the repayment or disposition thereof for cash or (B) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionate to the Company's equity interest in such Subsidiary at the time of such redesignation) at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clause (A) and (B), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (xvi); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment; and

                  (xvii)   distributions or payments of Receivables Fees.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the

Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.11. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of (i) all Restricted Payments (other than restricted Payments made in cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and (ii) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by the Company of such Qualified Proceeds. The fair market value of any non-cash Restricted Payment and Qualified Proceeds shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $20.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee and Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.11 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.12. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
              PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become, directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), (ii) that neither the Company nor any Guarantor will issue any Disqualified Stock and (iii) the Company will not permit any of the Company's Restricted Subsidiaries that are not Guarantors to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis

(including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such quarter.

         The foregoing provisions will not apply to (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company and the Guarantors of Indebtedness under the New Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the maximum face amount thereunder) outstanding under the New Credit Facility after giving effect to such incurrence does not exceed an amount equal to $625.0 million;

                  (ii) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes and the Subsidiary Guarantees;

                  (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in aggregate principal amount not to exceed $25.0 million at any time outstanding;

                  (iv) Existing Indebtedness;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture;

                  (vi) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

                  (vii) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that (i) any such Indebtedness is made pursuant to an intercompany note and
         (ii) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock of any Restricted Subsidiary to whom such Indebtedness is owed or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness of such Person that is permitted by the terms of this Indenture to be outstanding or (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable denominated in a currency other than U.S. dollars; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt, in an aggregate principal amount at any time outstanding not to exceed $25.0 million;

                  (x) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $35.0 million;

                  (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such

         Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (xii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; and

                  (xiii) any guarantee by a Restricted Subsidiary of the Company of Senior Debt or Pari Passu Indebtedness of the Company that was permitted to be incurred under this Indenture; provided that, prior to or concurrently with the issuance of such guarantee such Restricted Subsidiary complies with the terms described in Section
         4.15 hereof.

         For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.13. TRANSACTIONS WITH AFFILIATES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) if such Affiliate Transaction involves aggregate payments in excess of $5.0 million, the Company delivers to the Trustee either
(x) a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the members of the Board of Directors of the Company or (y) an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that (a) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (b) transactions between or among the Company and/or its Restricted Subsidiaries, (c) transactions between the Company or its Restricted Subsidiaries on the one hand, and the Underwriter or its Affiliates on the other hand, involving the provision of financial, consulting or underwriting services by the Underwriter or its Affiliates, provided that the fees payable to the Underwriter or its Affiliates do not exceed the usual and customary fees of the Underwriter and its Affiliates for similar services, (d) transactions in accordance with the Specified Agreements, as amended; provided that no such amendment contains any provisions that are materially adverse to the Holders of the Notes, (e) payment of employee benefits, including bonuses, retirement plans and stock options, in the ordinary course of business, consistent with past practice, (f) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (g) Restricted Payments permitted by the provisions of clauses (i), (iv), (v), (vi), (vii),
(viii), (xi), (xii) and (xvii) of the second paragraph of Section 4.11 hereof,
(h) payments and transactions in connection with the Merger and the application of the net proceeds from the Offering, including the payment of any fees and expenses with respect thereto, (i) transactions pursuant to the Intercompany Note and any forgiveness of Indebtedness thereunder, (j) transactions permitted by the provisions of Section 4.11 hereof and (k) transactions pursuant to the Management Loans, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.14. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, as in effect on the date of this Indenture; (b) the New Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions in the aggregate than those contained in the New Credit Facility, as in effect on the date of this Indenture; (c) this Indenture and the Notes; (d) applicable law or any applicable rule, regulation or order; (e) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of such acquisition (but not created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (h) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; or (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend and other payment restrictions in the aggregate than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.15. LIMITATIONS ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED
              SUBSIDIARIES.

         (a) The Company shall not permit any of its Restricted Subsidiaries to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary (in each case, the "Guaranteed Debt") unless (i) if such Restricted Subsidiary is not a Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Notes by such Restricted Subsidiary, (ii) if the Notes or the Subsidiary Guarantee (if any) of such Restricted Subsidiary are subordinated in right of payment to the Guaranteed Debt, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to the Guaranteed Debt substantially to the same extent as the Notes or the Subsidiary Guarantee are subordinated to the Guaranteed Debt under this Indenture, (iii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, any such guarantee of such Restricted Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the Notes or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, (iv) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee, and (v) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Subsidiary Guarantee of the Notes has been duly executed and authorized and (B) such Subsidiary Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

         (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee.

SECTION 4.16 LIMITATIONS ON LIENS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness of the Company or any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes or the Subsidiary Guarantees, as applicable are equally and ratably secured with the Pari Passu Indebtedness or Subordinated Indebtedness so secured or until such time as such Pari Passu Indebtedness or Subordinated Indebtedness is no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes or the Subsidiary Guarantees, as applicable, to the same extent that such Subordinated Indebtedness is subordinated to the Notes or the Subsidiary Guarantees, as applicable.

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

SECTION 4.17 SALE AND LEASEBACK TRANSACTIONS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Guarantor may enter into a sale and leaseback transaction if (i) the Company or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described in Section 4.07 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10 hereof.

SECTION 4.18 ANTI-LAYERING.

         (i) The Company shall not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

SECTION 4.19 SALES OF ACCOUNTS RECEIVABLES.

         The Company may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable to any Accounts Receivable Subsidiary; provided that (i) the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold, as determined by the Board of Directors of the Company in good faith, (ii) no less than 80% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation other than the financial institution or other entities providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier") and the remainder of such consideration consists of an Equity Interest in such Accounts Receivable Subsidiary; provided further that the Initial Sale will include all accounts receivable of the Company and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements, (iii) the cash proceeds received from the Initial Sale less reasonable and


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

customary transaction costs will be deemed to be Net Proceeds and will be applied in accordance with the second paragraph of Section 4.10 hereof, and
(iv) the Company and its Restricted Subsidiaries will sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

         The Company (i) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arm's-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of 97% of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment for additional receivables or on the Promissory Notes or as a dividend, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum capital requirements based on then current market practices of rating agencies in similar transactions involving receivables of a similar type and quality, as determined by the Board of Directors of the Company in good faith and (v) will not, and will not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of an Event of Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.

                                   ARTICLE 5
                                  SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof and (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under this Indenture and the Notes. The foregoing clause (iv) will not prohibit (a) a merger between the Company and a Wholly Owned Subsidiary of a Wholly Owned Subsidiary of Holdings created for the purpose of holding the Capital Stock of the Company, (b) a merger between the Company and a Wholly Owned Restricted Subsidiary or (c) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as, in each case, the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof; provided, further, that solely for purposes of computing Consolidated Net Income for purposes of clause (c) of the first paragraph of Section 4.11 hereof, the Consolidated Net Income of any Person other than the Company or any of its Restricted Subsidiaries shall be included only for periods subsequent to the effective time of such consolidation or merger, sale, assignment, transfer, lease or conveyance or other disposition of assets.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT AND NOTICE THEREOF.

         Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 10 hereof);

                  (b) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 hereof);

                  (c) failure by the Company or any Guarantor for 30 days after receipt of notice from the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding to comply with the provisions of Sections 3.10, 4.09, 4.10, 4.11, 4.12 or Article 5 hereof.

                  (d) failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding to comply with its other agreements in this Indenture or the Notes;

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                  (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed within 60 days after their entry;

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

                  (g) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors,

                           (v) generally is not paying its debts as they become due; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

                           (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days; and

                  (i) the termination of any Subsidiary Guarantee for any reason not permitted by this Indenture, or the denial of any Guarantor or any Person acting on behalf of any Guarantor of such Guarantor's obligations under its respective Subsidiary Guarantee.

SECTION 6.02. ACCELERATION

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facility shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the New Credit Facility or (ii) five business days after the giving of written notice to the Company and the representative under the New Credit Facility of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (g) or clause (h) of Section 6.01 hereof, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section
6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (y) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (z) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may upon delivery of pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

SECTION 6.05. CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06. LIMITATION ON SUITS.

         No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 30% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding and, if requested by the Trustee, provided reasonable indemnity to the

Trustee, with respect to such proceeding and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on any Note, on or after the respective due dates expressed in any Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, as administrative expenses associated with any such proceeding and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money, subject to Article 10 hereof, in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
         Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to holders of Senior Debt and Guarantor Senior Debt to the extent required by Article 10 hereof;

         Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and, if any, and interest, respectively;

         Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

         Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

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

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereof in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each __________ beginning with the ___________ following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

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

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee, from time to time as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereof. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereof, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereof. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.01(g) or (h) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof,

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon,


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

the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereof have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereof that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. RIGHTS OF HOLDERS WITH RESPECT TO TIME METHOD AND PLACE

         Subject to the limitations of this Article 7, a majority in principal amount of the outstanding Notes issued hereof shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.


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                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.02 or Section 8.03 hereof be applied to all Notes and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Notes and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose such defeasance means that the Company and any Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and any Subsidiary Guarantees outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.02, and to have satisfied all its other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely from amounts deposited with the Trustee as provided in Section 8.04 hereof, (ii) the Company's obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10,
4.02 and 4.03 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company's obligations in connection therewith and (iv) this Article 8.

SECTION 8.03. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall be released from its obligations under the covenants contained in Article Five and in Sections 4.04, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18 and
4.19 with respect to the outstanding Notes and Subsidiary Guarantees, if any, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the


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

Subsidiary Guarantees, if any, shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees, if any, shall not be deemed outstanding for financial accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, if any, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, Sections 6.01(d) through 6.01(f) and Section 6.01(i) shall not constitute Events of Default.


SECTION 8.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of either
Section 8.02 or Section 8.03 hereof to the outstanding Notes and Subsidiary
Guarantees:

         (i) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes and without retaining any legal interest corpus of such trust, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the stated maturity thereof or on the applicable optional redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default set forth in Section 6.01(g) and (h), at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

         (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or a Guarantor, if any, is a party or by which the Company or a Guarantor, if any, is bound;

         (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions (which assumptions and exclusions shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or related judicial decisions) after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

         (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or a Guarantor, if any;

         (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

         (ix) the Trustee shall have received such other documents and assurances as the Trustee shall reasonably require.

SECTION 8.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 4.03 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes then outstanding.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time at the Company's request any money or Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

         The Trustee shall promptly pay to the Company, after written request therefor, any money held at such time in excess of the amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 hereof or
Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof or Section 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof or Section 8.03 hereof, as the case may be; provided, however, that if the Company or any Guarantor makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company or any Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, a Guarantor (with respect to a Subsidiary Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, or Notes or the Subsidiary Guarantees:

         (a)      to cure any ambiguity, defect or inconsistency;

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

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c)      to comply with Article 5 hereof;

         (d) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger, consolidation, sale, assignment, transfer lease or other conveyance or other disposition of assets;

         (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the opinion of counsel, adversely affect the legal rights hereunder of any such Holder;

         (f) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

         (g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

         (h)      to allow any Guarantor to guarantee the Notes.

         Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company and the Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, this Indenture, the Notes and a Subsidiary Guarantee, if any, issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a Board of Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company and any Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees, if any. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note or Subsidiary Guarantee held by a non-consenting Holder):

         (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

         (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections
                  4.09 and 4.10 hereof);

         (iii) reduce the rate of or change the time for payment of interest on any Note;

         (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or a provision contained herein or in any

                  Subsidiary Guarantee which cannot be amended or modified without the consent of all Holders;

         (v) make any Note payable in money other than that stated in such Notes;

         (vi)     make any change in Section 6.04 or Section 6.07 hereof;

         (vii) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 3.10, 4.09 or 4.10 hereof);

         (viii) except as provided under Article 8 and the relevant Subsidiary Guarantee, release a Guarantor from its obligations under its Subsidiary Guarantee, or make any change in a Subsidiary Guarantee that would adversely affect the Holders; or

         (ix) make any change in the foregoing amendment and waiver provisions of this Article 9.

         Notwithstanding the foregoing, any (i) amendment or waiver to Section
4.09 hereof and (ii) any amendment or waiver relating to Article 10 hereof or the subordination provisions of the Subsidiary Guarantees will require the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

SECTION 9.03. COMPLIANCE WITH TIA.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors, if any, in accordance with its terms.


                                  ARTICLE 10
                                 SUBORDINATION


SECTION 10.01. AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the payment of the Subordinated Note Obligations shall be subordinated in right of payment, as set forth in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date hereof or thereafter incurred.

         The provisions of this Article 10 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; such provisions are made for the benefit of holders of Senior Debt and they or each of them may enforce the rights of holders of Senior Debt hereunder, subject to the terms and provisions hereof.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of all Obligations due in respect of such Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to Subordinated Note Obligations (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trusts described in Article 8 hereof), and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trusts described in Article 8 hereof).

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company may not make any payment upon or in respect of the Subordinated Note Obligations (except Permitted Junior Securities and payments made from the trusts payments made described in Article 8 hereof) if:

         (a) a default in the payment of the principal of (including reimbursement obligations in respect of letters of credit), premium, if any, or interest on, or commitment fees related to, Designated Senior Debt occurs and is continuing beyond any applicable period of grace, or

         (b) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt (or their representative). Payments on Notes may and shall be resumed
                  (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent

                  Payment Blockage Notice unless such default shall have been cured or waived for a period not less than 90 days.

         The Company may and shall resume payments on the Notes (including any missed payments):

         (a) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents; and

         (b) in the case of a nonpayment default described in clause (ii) above, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, the "Payment Blockage Period") or (z) the date such Payment Blockage Period shall be terminated by written notice to the Trustee from the requisite holders of such Designated Senior Debt necessary to terminate such period or from their representative.

SECTION 10.04. ACCELERATION OF SECURITIES.

         If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the holders of the Notes to accelerate the maturity thereof. The Company shall promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         In the event that any Holder receives any payment of any Subordinated Note Obligations at any time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the Holders of Senior Debt as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for the application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extend necessary to pay such Obligations in full accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Subordinated Note Obligations to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07. SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.08. RELATIVE RIGHTS.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 10 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the

Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Subordinated Note Obligations to violate this Article 10. Only the Company or a representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. NO WAIVER OF SUBORDINATION PROVISIONS.

                  (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder.

                  (b) Without in any way limiting the generality of paragraph
(a) of this Section 10.14, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.14. CERTAIN DEFINITIONS.

                  For purposes of this Section 10, the terms "distribution" and "payment" include payments, distributions and other transfers of assets by or on behalf of the Company (including redemptions, repurchases or other acquisitions of the Notes) from any source, of any kind or character, whether direct or indirect, by set-off or otherwise, whether in cash, property or securities.


                                  ARTICLE 11
                          SATISFACTION AND DISCHARGE

SECTION 11.01 SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either

         (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b)      (i)      all such Notes not theretofore delivered to such
                           Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or a Guarantor, if any, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Guarantor, if any, is a party or by which the Company or a Guarantor, if any, is bound;

                  (iii) the Company or a Guarantor, if any, has paid or caused to be paid all sums payable by it under this Indenture; and

                  (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

         In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 11.02 APPLICATION OF TRUST MONEY

         Subject to the provisions of the last paragraph of Section 4.03 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                  ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01. CONFLICT OF ANY PROVISION OF INDENTURE WITH TIA.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


         If to the Company or any Guarantor:

                  DecisionOne Corporation
                  50 East Swedesford Road
                  Frazer, Pennsylvania 19355
                  Attention:  Thomas M. Molchan, Esq.
                  Facsimile:  (610) 296-6000


         With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention:  Richard D. Truesdell, Esq.
                  Facsimile:  (212) 450-4800


         If to the Trustee:

                  Fleet National Bank

                  Attention: Corporate Trust Department
                  Facsimile: ___________________

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. LEGAL HOLIDAYS.

         In any case where any interest payment date, any date established for payment of defaulted interest pursuant to Section 2.12 hereof, or any maturity date with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture, the Notes or any Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of defaulted interest pursuant to

Section 2.12 hereof or the maturity date, as applicable, and no interest shall accrue with respect to such payment for the period from and after such interest payment date or date established for payment of defaulted interest pursuant to Section 2.12 or maturity date , as the case may be, to the next succeeding Business Day.

SECTION 12.06. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company or a Guarantor, if any, shall have any liability for any obligations of the Company or the Guarantors, if any, under the Notes, the Subsidiary Guarantees, if any, or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 12.07. GOVERNING LAW.

         THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY, SHALL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.

SECTION 12.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.09. SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its respective successors and assigns, whether so expressed or not.

SECTION 12.10. SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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

SECTION 12.11. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.12. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.




                        [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in New York, New York as of the day and year first above written.


                                    DECISIONONE CORPORATION

Dated: August ___, 1997
By:_________________________________
                         Name:
                         Title:



                                    FLEET NATIONAL BANK

Dated: August ___, 1997
By:_________________________________
                         Name:
                         Title:

                                   EXHIBIT A
                                (Face of Note)


                   _____% Senio Subordinated Notes due 2007

No.                                                   Cusip No:

                            DECISIONONE CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of $_________________ (_______________________________ Dollars) on __________,
2007.

              Interest Payment Dates: __________ and ___________

                    Record Dates: _________ and ___________




                                            DECISIONONE CORPORATION


                                            By:______________________________
                                            Name:
                                            Title:





This is one of the ____% Senior
Subordinated Notes due 2007
referred to in the within-mentioned Indenture:


FLEET NATIONAL BANK,
as Trustee


By: _____________________________
       Authorized Signature

                                (Back of Note)

                    ___% Senior Subordinated Notes due 2007

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

1. INTEREST. DecisionOne Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at ____% per annum from ___________, 1997 until ____ _____, 2007. The Company shall pay interest semi-annually in arrears on ______ and ________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ____________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) o the Persons who are registered Holders of Notes at the close of business on ____________ and _____________ next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to Notes represented by one or more permanent global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto.

Such payment shall be in such coin or currency of the United Sates of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Fleet National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of August ___, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $150,000,000 in aggregate principal amount.

5. OPTIONAL REDEMPTION. Except as set forth in the next paragraph, the Notes will not be redeemable at the Company's option prior to ________, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as a percentage of principal amount) set forth below, together with accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of each of the years indicated below:


         YEAR                                                      REDEMPTION
                                                                     PRICE
         2002     ...............................................   _______%
         2003     ...............................................   _______%
         2004     ...............................................   _______%
         2005 and thereafter.....................................   100.000%

         In addition, prior to _________, the Company may, at its option, on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to ______% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings by (i) the Company or
(ii) Holding to the extent the net cash proceeds thereof are contributed to the Company as a capital contribution to the common equity of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further that any such redemption shall occurs within 90 days of the date of closing of each such Equity Offering.

6. MANDATORY REDEMPTION. Other than as set forth in paragraph 8, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. REPURCHASE AT OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes issued under the Indenture, with a copy to the Trustee, containing the information set forth in Section 4.09 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

         (b) Within 365 days after the Company's or any Restricted Subsidiary's receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary shall apply such Net Proceeds (a) to permanently reduce Indebtedness under Senior Debt or Guarantor Senior Debt (and to correspondingly reduce commitments with respect thereto), to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor or Pari Passu Indebtedness (provided that if the Company shall so repay Pari Passu Indebtedness, it will equally and ratably reduce Indebtedness under the Notes if the Notes are then redeemable or, if the Notes may not be then redeemed, the Company shall make an offer pursuant to Section 3.10 of the Indenture to purchase at 100% of the principal amount thereof the amount of Notes that would otherwise be redeemed or (b) to an investment in property, capital expenditures or assets that are used or useful in a Permitted

Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, neither the Company nor the Registrar need exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal of, premium, if any, and interest on each Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed; provided that such creation, incurrence, assumption or guarantee is in accordance with the provisions set forth in the Indenture), and this subordination provision is for the benefit of the holders of Senior Debt.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default (other than a default in the payment of the principal of, premium, if any, or interest on, the Notes) or compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to add a Guarantor under the Indenture, or to provide for the appointment of a successor trustee in compliance with the requirements of Section 7.10 of the Indenture.

13. DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 10 of the Indenture); (b) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company or any Guarantor for 30 days after receipt of notice from the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding to comply with the provisions of Sections 3.10, 4.09, 4.10, 4.11, 4.12 or Article 5 of the Indenture; (d) failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed within 60 days after their entry; (g) certain events of bankruptcy with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; and (h) the termination of any Subsidiary Guarantee for any reason not permitted by this Indenture, or the denial of any Guarantor or any Person acting on behalf of any Guarantor of such Guarantor's obligations under its respective Subsidiary Guarantee.

If an Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facility shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the New Credit Facility or (ii) five business days after the giving of written notice to the Company and the representative under the New Credit Facility of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (f) or (g) of the preceding paragraph, all outstanding Notes will become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided under the Indenture. Subject to certain limitations Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (y) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (z) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

DecisionOne Corporation
50 East Swedesford Road
Frazer, Pennsylvania 19355
Attention: General Counsel
Facsimile:  (610) 408-3820

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________

Date:_______________________           Your Signature:_________________________
                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, check the box below:

           [ ] Section 4.09      [ ] Section 4.10

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.10 of the Indenture, state the amount you elect to have purchased: $______________________


Date:__________________________         Your Signature:________________________
                                (Sign exactly as your name appears on the Note)

                                          Tax Identification No.:______________


Signature Guarantee.

                                   EXHIBIT B

                     FORM OF SUPPLEMENTAL INDENTURE TO BE
                            DELIVERED BY GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ____________________, between _____________________ (the "Guarantor"), a subsidiary of DecisionOne Corporation (or its successor), a company incorporated under the laws of the State of Delaware (the "Company"), and Fleet National Bank, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August ___, 1997, providing for the issuance of an aggregate principal amount at maturity of $150,000,000 of ___% Senior Subordinated Notes due 2007 (the "Notes");

      WHEREAS, Section 4.12 of the Indenture provides that the Company may cause the Guarantor to execute and deliver to the Trustee a subsidiary guarantee on the terms and conditions set forth herein;

      WHEREAS, Section 4.15 of the Indenture provides that, under certain circumstances, the Company is required to cause the Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings as signed to them in the Indenture.

      2. INDENTURE PROVISION PURSUANT TO WHICH GUARANTEE IS GIVEN. This Supplemental Indenture is being executed and delivered pursuant to Sections
4.12 and 4.15 of the Indenture.

      3. AGREEMENTS TO GUARANTEE. The Guarantor hereby agrees as follows:

           (a) The Guarantor, jointly and severally with all other Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

                (i) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

      4.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

           (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

           (b) Notwithstanding the foregoing, the Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

           (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

           (d) The delivery of the Note by the Trustee, after the authentication thereof under the Inden ture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

           (e) The Guarantor hereby agrees that its obligations hereof shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgement against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

           (f) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

           (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereof and thereafter all rights and remedies of the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

           (h) The Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Guarantor as a result of any payment by such Guarantor under its Subsidiary Guarantee. The Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

           (i) The Guarantor shall have the right to seek contribution from any other non-paying Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

           (j) The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      5.   GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

           (a) Except as set forth in Articles Four and Five of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.

           (b) Except as set forth in Article Five of the Indenture, upon the sale or disposition of all of the Capital Stock of the Guarantor by the Company or the Subsidiary of the Company, or upon the consolidation or merger of the Guarantor with or into any Person, or the sale of all or substantially all of the assets of the Guarantor (in each case, other than to an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale, the Net Cash Proceeds therefrom are treated in accordance with Section 4.10 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officers' Certificate of the Company or the Guarantor, as the case may be, to the effect that the Company or such Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Company or the Guarantor, at the cost of the Company or such Guarantor, as the case may be, in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

      6. RELEASES UPON RELEASE OF GUARANTEE OF GUARANTEED INDEBTEDNESS. Concurrently with the releasee or discharge of the Guarantor's guarantee of the payment of [DESCRIBE INDEBTEDNESS THE GUARANTEE OF WHICH GAVE RISE TO THE DELIVERY OF THIS SUPPLEMENTAL INDENTURE] ("Guaranteed Debt") (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to Section 4 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 7.07 of the Indenture.]1

-------------
1 To be included if the Supplemental Indenture is executed and delivered pursuant to Section 4.15 of the Indenture.

      7.   SUBORDINATION.

           (a) AGREEMENT TO SUBORDINATE. The Guarantor agrees, and each Holder by accepting this Subsidiary Guarantee agrees, that the payment of the Subordinated Note Obligations by the Guarantor shall be subordinated in right of payment, as set forth in this Section 7, to the prior payment in full in cash or cash equivalents of all Guarantor Senior Debt of such Guarantor whether outstanding on the date hereof or hereafter incurred.

           (b) LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the Guarantor's assets and liabilities, the holders of Guarantor Senior Debt of the Guarantor shall be entitled to receive payment in full in cash or cash equivalents of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt) before the Holders will be entitled to receive any payment by the Guarantor with respect to the Subordinated Note Obligations (except that holders of Notes may receive Permitted Junior Indebtedness and payments made from the trusts described in Article 8 of the Indenture), and until all Guarantor Senior Debt of the Guarantor is paid in full in cash or cash equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of such Guarantor Senior Debt (except that holders of Notes may receive Permitted Junior Securities and payments made from the trusts described in Article 8 of the Indenture).

      (c) DEFAULT ON DESIGNATED SENIOR DEBT. The Guarantor may not make any payment upon or in respect of the Subordinated Note Obligations (except Permitted Junior Securities and payments made from the trusts described in
Article 8 of the Indenture) if: (i) a default in the payment of the principal of (including reimbursement obligations in respect of letters of credit), premium, if any, or interest on, or commitment fees related to Designated Senior Debt occurs and is continuing beyond any applicable period of grace, or
(ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Guarantor that permits holders of such Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt (or their representative). Payments on Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

      The Guarantor may and shall resume payments on the Notes (including any missed payments): (a) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or cash equivalents; and (b) in the case of a non-payment default described in clause (ii) above, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, the "Payment Blockage Period") or (z) the date such Payment Blockage Period shall be terminated by written notice to the Trustee from the requisite holders of such Designated Senior Debt necessary to terminate such period or from their representative.

      (d) ACCELERATION OF SECURITIES. If the Guarantor fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the holders of the Notes to accelerate the maturity thereof. The Guarantor shall promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

      (e) WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Trustee or any Holder receives any payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section (b) or (c) above, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Guarantor Senior Debt of the Guarantor as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt of the Guarantor.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in Article 10 of the Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt. In the event that any Holder receives any payment of any Subordinated Note Obligations at any time when such payment is prohibited by Section (b) or (c) above, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the Holders of Guarantor Senior Debt of the Guarantor as their interest may appear or their representative under the indenture or other agreement (if any) pursuant to which such Guarantor Senior Debt may have been issued, as their interest may appear, for the application to the payment of all Obligations with respect to such Guarantor Senior Debt remaining unpaid to the extend necessary to pay such Obligations in full accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt of the Guarantor.

      With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 7, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantor or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this
Section 7, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

      (f) NOTICE BY GUARANTOR. The Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Guarantor that would cause a payment of any Subordinated Note Obligations to violate this Section 7, but failure to give such notice shall not affect the subordination of this Guarantor to Guarantor Senior Debt as provided in this Section 7.

      (g) SUBROGATION. After all Guarantor Senior Debt is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Guarantor Senior Debt. A distribution made under this Section 7 to holders of Guarantor Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Guarantor and Holders, a payment by the Guarantor on the Guarantor Senior Debt.

      (h) RELATIVE RIGHTS. This Section 7 defines the relative rights of Holders of Notes and holders of Guarantor Senior Debt. Nothing in this Subsidiary Guarantee shall: (1) impair, as between the Guarantor and Holders of Notes, the obligation of the Guarantor, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders of Notes and creditors of the Guarantor other than their rights in relation to holders of Guarantor Senior Debt; or (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

      If the Guarantor fails because of this Section 7 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

      (i) SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR. No right of any holder of Guarantor Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantor or any Holder to comply with this Indenture.

      (j) DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their representative.

      Upon any payment or distribution of assets of the Guarantor referred to in this Section 7, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

      (k) RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding the provisions of this Section 7 or any provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Subordinated Note Obligations to violate this Section 7. Only the Guarantor or a representative may give the notice. Nothing in this Section 7 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 of the Indenture.

      The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

      (l) AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 7, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 of the Indenture at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

      8. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

      9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.


                        [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:_____________________, ____        [Guarantor]


                                          By:_________________________________
                                           Name:
                                           Title:


Dated:_____________________, ____
                                          as Trustee


                                          By:_________________________________
                                           Name:
                                           Title:

                       ANNEX A TO SUPPLEMENTAL INDENTURE

               FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE


      Each Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at stated maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

      Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

      The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.


Dated:_____________________, ____         [Guarantor]


                                           By:
                                                 Name:
                                                 Title:

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